UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): September 20, 2012 (September 19, 2012)

ASCENT SOLAR TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-32919	20-3672603
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

12300 Grant Street Thornton, Colorado		80241
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (720) 872-5000

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On September 19, 2012, Ascent Solar Technologies, Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Aegis Capital Corp. (the “Representative”) as representative of the several underwriters (the “Underwriters”), providing for the sale in a firm commitment offering of 9,166,700 shares of the Company’s common stock, par value $0.0001 per share (the “Shares”), at a price to the public of $1.20 per Share (the “Offering”). The Company expects the Offering to close on or about September 25, 2012, subject to the satisfaction of customary closing conditions, and expects that the net proceeds from the Offering will be approximately $10.14 million after deducting the estimated underwriting discount and estimated offering expenses payable by the Company. In the Underwriting Agreement, the Company agrees to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended, or to contribute to payments that the Underwriters may be required to make because of such liabilities. In addition, the Underwriting Agreement provides the Underwriters a 45-day option to purchase up to an additional 1,375,005 Shares from the Company.

The Shares are being offered and sold pursuant to a prospectus supplement dated September 19, 2012 and an accompanying base prospectus dated February 3, 2012, pursuant to the Company’s existing shelf registration statement on Form S-3 (File No. 333-178821) that was declared effective by the Securities and Exchange Commission on February 14, 2012.

The foregoing description of the Underwriting Agreement is not complete and is qualified in its entirety by reference to the full text of the Underwriting Agreement, a copy of which is filed as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Forward Looking Statements

This Current Report on Form 8-K, including its exhibits, contain forward-looking statements, including statements regarding the Company’s expectations regarding the completion and anticipated proceeds of the Offering. All statements other than statements of historical fact, including statements containing words such as “may,” “will,” “should,” “believes,” “expect,” “intend,” “anticipate,” “plan,” “estimate,” and similar expressions, are forward-looking statements. These forward-looking statements are based upon the Company’s current expectations. Such forward-looking statements involve known and unknown risks, uncertainties and other unknown factors that could cause actual results and the timing of events to be materially different from those expressed or implied by such forward-looking statements, including, without limitation, risks and uncertainties related to the Company’s business and the satisfaction of the conditions of the closing of the Offering. The forward-looking statements contained herein are also subject to risks and uncertainties that are described in the “Risk Factors” section and elsewhere in the prospectus supplement dated September 19, 2012, the Company’s most recent annual report on Form 10-K and the Company’s subsequent filings with the Securities and Exchange Commission. The Company does not undertake any obligation to update publicly any forward-looking statements whether as a result of the receipt of new information, future events, or otherwise.

Item 8.01. Other Events.

On September 19, 2012, the Company issued a press release announcing the pricing of the Offering. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

1.1	Underwriting Agreement, dated as of September 19, 2012, by and between Ascent Solar Technologies, Inc. and Aegis Capital Corp. as representative of the several underwriters.

5.1	Opinion of Faegre Baker Daniels LLP.

23.1	Consent of Faegre Baker Daniels LLP (included as part of Exhibit 5.1).

99.1	Press Release entitled “Ascent Solar Prices Public Offering of Common Stock – September 19, 2012.”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASCENT SOLAR TECHNOLOGIES, INC.

September 20, 2012	By:	/s/ Gary Gatchell
Name: Gary Gatchell
Title: Chief Financial Officer and Secretary

EXHIBIT INDEX

Exhibit No.	Description

1.1	Underwriting Agreement, dated as of September 19, 2012, by and between Ascent Solar Technologies, Inc. and Aegis Capital Corp. as representative of the several underwriters.

5.1	Opinion of Faegre Baker Daniels LLP.

23.1	Consent of Faegre Baker Daniels LLP (included as part of Exhibit 5.1).

99.1	Press Release entitled “Ascent Solar Prices Public Offering of Common Stock – September 19, 2012.”